AMERICAN MEDICAL ALERT CORP. AND SUBSIDIARIES

UNAUDITED PRO FORMA FINANCIAL DATA

The following interim unaudited pro forma financial statements are based upon the application of pro forma adjustments to the American Medical Alert Corp. (“AMAC” or the “Company”) historical consolidated financial statements. The Company is providing this information because the effect of the December 9, 2005 acquisition of substantially all of assets of Answer Connecticut, Inc on the Company’s financial information is considered material.

The interim unaudited pro forma statement of operations data for the nine months ended September 30, 2005 has been prepared to give pro forma effect to the Answer Connecticut, Inc. acquisition as if it occurred on January 1, 2005. The interim unaudited pro forma balance sheet data has been prepared to give effect to the Answer Connecticut, Inc. acquisition as if it had occurred on September 30, 2005.

The pro forma adjustments and preliminary allocation of purchase price are based upon internal valuations and other studies. The final purchase price may vary due to accrued additional direct costs to be incurred by the Company and other final charges and changes in the valuation of assets, as well as the final determination of the impact related to the earn-out for yearly performance thresholds through December 31, 2008. The unaudited pro forma financial statements are for informational purposes only and should not be considered indicative of actual results that would have been achieved had the transaction described above actually been completed on the dates indicated and do not purport to indicate balance sheet information, results of operations, cash flows or other information as of any future date or any future period. Additionally, the following pro forma financial information is not necessarily indicative of the results that the combined businesses would have achieved if they had been combined for the periods shown or in the future.

The following data should be read in conjunction with the historical financial statements included in the Company’s previous filings with the Securities and Exchange Commission.

AMERICAN MEDICAL ALERT CORP. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
As of September 30, 2005
(in 000's)
		Answer
	AMAC	Connecticut, Inc	Pro Forma Adjustments	Notes	Pro Forma Combined
ASSETS
Current assets:
Cash	$4,072	$—	$233	(1),(4)	$4,305
Accounts receivable	4,128	225	(205)	(1),(2)	4,148
Notes receivable	24	—	—		24
Inventories	493	—	—		493
Prepaid expenses and other current assets	746	11	(11)	(2)	746
Deferred Income taxes	397	—	—		397
Total current assets	9,860	236	17		10,113

Property and equipment, net	7,165	262	(112)	(1),(2)	7,315
Other Assets
Long-term portion of notes receivable	80	—	—		80
Intangible assets	1,480	261	1,139	(1),(3)	2,880
Goodwill	2,795	42	1,477	(1),(2)	4,314
Other assets	379	—	—		379
Deferred income taxes	163	—	—		163
Total Other Assets	4,897	303	2,616		7,816
Total assets	$21,922	$801	$2,521		$25,244
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current portion of notes payable	294	188	137	(2),(4)	619
Revolving credit line	—	73	(73)	(2)	—
Accounts payable, accrued expenses and taxes payable	1,977	72	(72)	(2)	1,977
Customer prepayments	—	20	(20)	(2)	—
Current portion of lease obligation	48	—	—		48
Deferred revenue	113	38	(38)	(2)	113
Total current liabilities	2,432	391	(66)		2,757

Long-term portion of notes payable	259	268	1,957	(2),(4)	2,484
Due to related party	—	332	(332)	(2)	—
Accrued rental obligation	181	—	—		181
Deferred tax liability	1,100	—	—		1,100
Other liabilities	205	—	618	(1)	823
Total liabilities	4,177	991	2,177		7,345
Shareholders' equity:
Preferred stock	—	—	—		—
Common stock	87	25	(25)	(3)	87
Additional paid in capital	12,486	85	68	(1),(3)	12,639
Retained Earnings (Accumulated Deficit)	5,278	(300)	301	(1),(2),(3)	5,279
				(4)
	17,851	(190)	344		18,005
Less: treasury stock	(106)	—	—		(106)
Total shareholders' equity	17,745	(190)	344		17,899
Total liabilities and shareholders' equity	$21,922	$801	$2,521		$25,244

AMERICAN MEDICAL ALERT CORP. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

September 30, 2005

The unaudited pro forma combined balance sheet gives effect to the following unaudited pro forma adjustments:

1.
Reflects the preliminary allocation of the purchase price for the acquisition of substantially all of the assets of Answer Connecticut, Inc. (“ACT”). The purchase price allocation is based on estimates, is subject to change upon the completion of the valuation of the intangibles and has been made solely for the purpose of this pro forma statement. The following summarizes the preliminary purchase price allocation of ACT based on American Medical Alert Corp.’s (“AMAC”) AMAC’s current estimates (dollars in 000’s):

Accounts Receivable	$20
Fixed Assets	150
Non-compete Agreement	50
Customer List	1,350
Goodwill	1,519

Cost to acquire ACT	$3,089

The payment to acquire ACT consisted of:

Cash	$2,317
Common Stock (25,914 shares)	154
Due to Seller	618

Total payment to acquire ACT	$3,089

2.	Reflects adjustment to the assets and liabilities of ACT which were not acquired as part of the acquisition.

3.	Reflects the elimination of equity accounts from the Seller.

4.
Represents adjustment for a term loan in the amount of $3,000,000 obtained in connection with the acquisition of which $450,000 was used to pay down a previous term loan and the Company receiving a net amount of $2,550,000.

AMERICAN MEDICAL ALERT CORP. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
Nine Months Ended September 30, 2005
(in 000's, except per share data)

		Answer	Pro Forma		Pro Forma
	AMAC	Connecticut, Inc	Adjustments	Notes	Combined

Revenues:
Services	$15,947	$2,242	$—		$18,189
Product sales	214				214
Total revenues	16,161	2,242	—		18,403

Costs and Expenses (Income):
Costs related to services	7,626	1,135	—		8,761
Costs of product sales	118	—	—		118
Selling, general and administrative expenses	7,304	924	(67)	(1),(2),(3)	8,161
				(4)
Interest expense	33	42	61	(5), (6)	136
Other expenses (income)	(276)	20	—		(256)
Total cost and expenses	14,805	2,121	(6)		16,920

Income before income taxes	1,356	121	6		1,483
Provision for income taxes	651	—	62	(7),(8)	713

Net Income	$705	$121	$(56)		$770

Basic net income per share	$0.08				$0.09
Diluted net income per share	$0.08				$0.08
Basic weighted average common shares outstanding	8,370,315		25,914	(1)	8,396,229
Diluted weighted average common shares outstanding	9,067,566		28,793	(9)	9,096,359

AMERICAN MEDICAL ALERT CORP. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT

Nine Months Ended September 30, 2005

The unaudited pro forma combined income statement gives effect to the following unaudited pro forma adjustments:

1.	Reflects amortization expense of $210,000 on the non-compete agreement and customer lists associated with the acquisition of ACT. These assets are being amortized over a five year period.

2.	Reflects adjustment to record depreciation of $14,714 on fixed assets purchased as part of the acquisition. The assets purchased are being depreciated over five to seven years.

3.	Reflects adjustment to reverse depreciation and amortization expense of $65,077 and $131,914, respectively, recorded by ACT for 2005.

4.
Reflects adjustment to decrease Seller’s salary by $95,000. In connection with the asset purchase agreement, an employment agreement was executed for $140,000, $150,000 and $160,000 over the next three years, respectively.

5.	Reflects the adjustment to reverse the recording of interest expense recorded on debt by ACT during 2005.

6.	Reflects adjustment for interest expense of 103,000 on bank financing obtained by the Company to consummate the acquisition.

7.
Reflects adjustment to record the provision for income taxes of $58,000 on the acquired company based on net income earned for the nine months ended September 30, 2005. ACT filed as an S Corp and therefore, a provision for income taxes was not reflected at the corporation level.

8.	Reflects adjustment to the provision for income taxes of $3,000 for the effect of Notes 1, 2, 3, 4, 5 and 6 above.

9.
Reflects adjustment to earnings per share based on AMAC granting stock options to the Seller and certain key employees to purchase 45,000 shares of the Company’s common stock at an exercise price of $6.36 per share.